Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions “Experts” in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-125638) and related Prospectus of The Mills Corporation for the registration of 316,250 shares of Series F Convertible Cumulative Redeemable Preferred Stock (including 5,269,579 shares of common stock issuable upon conversion of the Series F Preferred Stock), and to the incorporation by reference therein of our reports dated March 31, 2005 with respect to the consolidated financial statements and schedule of The Mills Corporation, The Mills Corporation management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of The Mills Corporation, incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 2004, filed with the Securities and Exchange Commission on March 31, 2005.

We consent to the reference to our firm under the captions “Experts” in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-125638) and related Prospectus of The Mills Corporation for the registration of 316,250 shares of Series F Convertible Cumulative Redeemable Preferred Stock (including 5,269,579 shares of common stock issuable upon conversion of the Series F Preferred Stock), and to the incorporation by reference therein of our report dated May 6, 2005 with respect to the Combined Statement of Certain Revenues and Operating Expenses for the year ended December 31, 2004 of the Blackstone Portfolio, included in its Form 8-K/A filed with the Securities and Exchange Commission on May 23, 2005.

We consent to the reference to our firm under the captions “Experts” in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-125638) and related Prospectus of The Mills Corporation for the registration of 316,250 shares of Series F Convertible Cumulative Redeemable Preferred Stock (including 5,269,579 shares of common stock issuable upon conversion of the Series F Preferred Stock), and to the incorporation by reference therein of our report dated November 19, 2004 with respect to the Combined Statement of Certain Revenues and Operating Expenses for the year ended December 31, 2003 of the GM Portfolio, included in its Form 8-K/A filed with the Securities and Exchange Commission on January 3, 2005.

/s/    Ernst & Young LLP

McLean, Virginia

August 2, 2005